                              LNB Bancorp, Inc.

                           Exhibit to Form 10 - K/A

                 (for the fiscal year ended December 31, 1998)

                        S - K Reference Number (99.1)

           Annual report on Form 11-K of The Lorain National Bank
          Employee Stock Ownership Plan (registration number 33-65036)
            for the plan year ended December 31, 1998 filed as an
                amendment to the annual report on Form 10-K.

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON D.C. 20549

                                FORM 11-K

         FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
           AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934






[ X ] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 1998

Note: This Form 11-K is being filed as an amending exhibit to the Form
      10-K of LNB Bancorp, Inc. for the fiscal year ended December 31, 1998 pursuant to Rule 15d-21, therefore no fee is required.



      [   ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
            SECURITIES EXCHANGE ACT OF 1934
      For the transition period from                  to
                                     ----------------    -----------



      Commission file number 0-13203



            THE LORAIN NATIONAL BANK EMPLOYEE STOCK OWNERSHIP PLAN
            ------------------------------------------------------
                         (Full title of the plan)



        Lorain National Bank   457 Broadway   Lorain, Ohio   44052-1769
       ---------------------------------------------------------------
        (Name of issuer of the securities held pursuant to the plan and the address of its principal executive office)

                                REQUIRED INFORMATION

Audited plan financial statements and schedules prepared in accordance with the financial reporting requirements of the Employee Retirement Income Securities Act of 1974, as amended, are filed herewith in lieu of the requirements of an audited statement of financial condition and statement of income and changes in plan equity.

Financial Statements and Exhibits

A) The following financial statements and schedules are filed as part of this annual report.

     1)   Independent Auditors' Report

     2)   Statements of Assets Available for Distribution to
          Participants - December 31, 1998 and 1997

     3) Statements of Changes in Assets Available for Distribution to Participants - Years ended December 31, 1998 and 1997.

     4)   Notes to Financial Statements

     5) Schedule 1 - Line 27(a) - Schedule of Assets Held for Investment Purposes - December 31, 1998

     6) Schedule 2 - Line 27(d) - Schedule of Reportable Transactions - Year ended December 31, 1998

B)   The following exhibit is filed as part of this annual report:

     24.  Consent of Independent Accountants

(COVER EMBOSSED WITH LOGO)
KPMG LLP


The Lorain National Bank
Employee Stock Ownership Plan

Financial Statements and Schedules

December 31, 1998 and 1997


(With Independent Auditors' Report Thereon)

The Lorain National Bank
Employee Stock Ownership Plan

Table of Contents

                                                       Page

      Independent Auditors' Report                       1

      Statements of Assets Available for Distribution
       To Participants as of December 31, 1998 and 1997  2

      Statements of Changes in Assets Available for
       Distribution to Participants for the years ended
       December 31, 1998 and 1997                        3

      Notes to Financial Statements                      4

      Schedules

      1 Line 27(a) - Schedule of Assets Held for
         Investment Purposes (at end of Plan year) -
         December 31, 1998                               8

      2 Line 27(d) - Schedule of Reportable
         Transactions - Year ended December 31, 1998     9

(LETTERHEAD)
(LOGO)
KPMG LLP
1500 National City Center
1900 East Ninth Street
Cleveland, OH 44114-3495

                        Independent Auditors' Report
                        ----------------------------
The Plan Administrator
The Lorain National Bank
Sponsor of The Lorain National Bank
  Employee Stock Ownership Plan:

We have audited the accompanying statements of assets available for distribution to participants of The Lorain National Bank Employee Stock Ownership Plan (Plan) as of December 31, 1998 and 1997, and the related statements of changes in assets available for distribution to participants for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by Management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for distribution to participants of the Plan as of December 31, 1998 and 1997, and the changes in those assets for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes as of December 31, 1998, and reportable transactions for the year ended December 31, 1998, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP
April 29, 1999

(LOGO)
Member Firm of
KPMG International

                         THE LORAIN NATIONAL BANK
                       EMPLOYEE STOCK OWNERSHIP PLAN

       Statements of Assets Available for Distribution to Participants

                        December 31, 1998 and 1997


                                                      1998        1997
                                                      ----        ----
  Assets available for distribution
  to participants
    Short-term cash investments                  $    85,223     378,065
    Investments, at fair value (notes 3 and 6)
      Common stock - LNB Bancorp, Inc.             3,666,161   3,539,707

  Receivables
    Employer contributions                           100,000         -
    Dividends and interest                            33,208      29,336
                                                 -----------  ----------
              Total Receivables                      133,208      29,336
                                                 -----------  ----------
              Assets available for
              distribution to participants       $ 3,884,592   3,947,108
                                                 ===========  ==========
  Assets available for distribution to
      participants
    Assets payable to terminated participants    $   165,800     325,177
    Assets available for continuing participants   3,718,792   3,621,931
                                                 -----------  ----------
                                                 $ 3,884,592   3,947,108
                                                 ===========  ==========

  See accompanying notes to financial statements.

                           THE LORAIN NATIONAL BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

Statements of Changes in Assets Available for Distribution to Participants

                    Years ended December 31, 1998 and 1997


                                                          1998      1997
                                                          ----      ----

  Additions
    Investment income - dividends and interest        $ 119,362   102,993
    Employer contribution                               200,000   400,000
    Net depreciation in fair value
      of investments (note 3)                              (661) (105,664)
    Other                                                   606        -
                                                     ---------- ---------
           Total additions                              319,307   397,329
                                                     ---------- ---------
  Distributions to participants                        (381,823) (232,814)
                                                     ---------- ---------
  Increase (decrease) in assets available for
     distribution to participants                       (62,516)  164,515
  Assets available for distribution to participants
    Beginning of year                                 3,947,108 3,782,593
                                                     ---------- ---------
    End of year                                      $3,884,592 3,947,108
                                                     ========== =========

  See accompanying notes to financial statements.

                             THE LORAIN NATIONAL BANK
                           EMPLOYEE STOCK OWNERSHIP PLAN

                           Notes to Financial Statements
                            December 31, 1998 and 1997

 (1)   Description of the Plan

       The following description of The Lorain National Bank Employee Stock Ownership Plan (Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

       (a)   General

             The Plan is a defined contribution plan sponsored by The Lorain National Bank (Bank), a wholly owned subsidiary of LNB Bancorp, Inc., covering substantially all employees of the Bank. An employee is eligible to participate in the Plan after the attainment of age 21 and completion of one year of service, as defined in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

             Under the terms of the Plan, the Trust Department of the Bank acts as trustee for the Plan and, as such, manages a trust fund which includes all of the Plan's assets. The trustee has been granted discretionary authority concerning purchases and sales of investments in the trust fund made from employer contributions.

       (b)   Bank Contributions

             The amount of the contribution is determined by the Bank's Board of Directors in its absolute discretion. The Bank is not required to make a contribution in any specific year. Contributions are allocated to participants' accounts in the proportion each participant's annual compensation bears to the total annual compensation of all participants for that plan year.

       (c)   Voluntary Contributions

             The Plan does not permit voluntary contributions.

       (d)   Vesting

             Each participant's vested interest in the Bank's contribution is determined based on the number of years of service, as defined by the Plan. Forfeitures of nonvested employer contributions are made available first to reinstate previously forfeited account balances of former participants. The remaining forfeitures, if any, are used to reduce the contribution of the Bank for the plan year in which such forfeitures occur.

                          THE LORAIN NATIONAL BANK
                        EMPLOYEE STOCK OWNERSHIP PLAN

                        Notes to Financial Statements
                    December 31, 1998 and 1997

       (e)   Distributions Upon Termination of Employment

             A participant whose employment terminates by reason of retirement on their early retirement date or on their normal retirement date, receives their vested benefits. The participant may elect distribution of their vested benefits either in a single distribution or in annual, semiannual, quarterly, or monthly installments.

             A participant whose employment is terminated for any reason other than those designated above may receive a single distribution of their vested benefits.

       (f)   Plan Termination

             Although it has not expressed any intention to do so, the Bank has the right to terminate the Plan subject to the provisions set forth in ERISA. In the event of Plan termination, the assets of the Plan will be allocated as prescribed by ERISA and its related regulations.

       (g)   Plan Administrator

             The Plan Administrator is the President and Chief Executive Officer of the Bank.

 (2)  Summary of Significant Accounting Policies

       (a)   Basis of Presentation

             The accompanying financial statements of the Plan have been prepared under the accrual method of accounting.

       (b)   Investments

             The fair value of investments and changes therein are determined through the use of current quoted market values. Purchases and sales are recorded on a trade date basis. Interest income is recorded on the accrual method of accounting.

       (c)   Use of Estimates in the Preparation of Financial Statements

             The preparation of financial statements in conformity with generally accepted accounting principles requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of changes in assets available for distribution during the reporting period. Actual results could differ from those estimates.

     (d)   Payment of Benefits

           Benefit payments to participants are recorded when paid.

      15                 THE LORAIN NATIONAL BANK
                       EMPLOYEE STOCK OWNERSHIP PLAN

                       Notes to Financial Statements
                    December 31, 1998 and 1997
(3)  Investments

     The following table presents the fair values of investments at December 31, 1998 and 1997:
                                    1998                     1997
                           --------------------    --------------------
                              Number                  Number
                            of Shares     Fair      of Shares     Fair
                             or Units    Value       or Units    Value
                            --------- -----------   --------- -----------
     Common stock
      LNB Bancorp, Inc.      132,114  $ 3,666,161    127,557   $3,539,707
                            ========= ===========   ========== ==========

     During the years ended December 31, 1998 and 1997, the Plan's investments (including investments bought, sold, and held during the year)depreciated in value by $(661) and $(105,644),respectively, as follows:
                                                    1998        1997
                                                    ----        ----
             Common Stock - LNB Bancorp, Inc.   $    (661)   (105,945)
             United States government securities       -          281
                                                  -------     -------
                                                $    (661)   (105,664)
                                                  =======     =======
(4)  Administrative Expenses

     The administrative expenses of the Plan are paid by the Bank.

(5)  Federal Income Taxes

     The Internal Revenue Service issued its latest determination letter on May 6, 1996 which stated that the Plan and its underlying Trust, as designed, qualify under the applicable provisions of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. In the opinion of the Plan Administrator, the Plan and its underlying Trust have operated within the terms of the Plan and remain qualified under the applicable provisions of the Internal Revenue Code.

     As long as the Plan continues to be qualified under present federal income tax laws and regulations, participants will not be taxed on Bank contributions or on investment earnings on such contributions at the time such contributions and investment earnings are received by the Trustee, but may be subject to tax thereon at such time as the receive distributions under the Plan.

                         THE LORAIN NATIONAL BANK
                       EMPLOYEE STOCK OWNERSHIP PLAN

                       Notes to Financial Statements
                    December 31, 1998 and 1997

(6)  Party-in-Interest Transactions
     ------------------------------
     The following is a summary of transactions in common stock of LNB Bancorp Inc., 100 percent owner of the Bank, during the year ended December 31, 1998:

                                                    Number     Fair
                                                  of Shares    Value
                                                  ---------  ----------
       Balance at December 31, 1997                127,557  $ 3,539,707

         Purchases                                   8,807      244,705
         Distributions                              (2,266)     (62,882)
         Net (depreciation)                            -           (661)
         Sale of shares                             (1,984)     (54,708)
                                                   --------   ----------
       Balance at December 31, 1998                132,114  $ 3,666,161
                                                   =======   ===========

                                                            Schedule 1
                                                            ----------
                           THE LORAIN NATIONAL BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

                              EIN: 34-0869480
                             Plan Number: 002





      Line 27(a) - Schedule of Assets Held for Investment Purposes
                             December 31, 1998

Column A     Column B                   Column C              Column D
--------  ------------------   --------------------------    -----------
                               Description of Investment
          Identity of Issue,    Including Maturity Date,
          Borrower, Lessor     Rate of Interest, Collateral,
           or Similar Party      Par or Maturity Value          Cost
--------  ------------------   --------------------------    -----------
*         LNB Bancorp, Inc.     132,114 shares of common     $ 2,358,718
                                   stock
*         Lorain National Bank   Mutual funds
                                   Treasury Trust Fund            85,223
                                                             -----------
                                                             $ 2,443,941
                                                             ===========


Line 27(a) - Schedule of Assets Held for Investment Purposes Continued

Column A     Column B                   Column C              Column E
--------  ------------------   --------------------------    -----------
                               Description of Investment
          Identity of Issue,    Including Maturity Date,
          Borrower, Lessor     Rate of Interest, Collateral,    Current
           or Similar Party       Par or Maturity Value          Value
-------- ------------------   --------------------------    -----------
*         LNB Bancorp, Inc.     132,114 shares of common     $ 3,666,161
                                   stock
*         Lorain National Bank   Mutual funds
                                   Treasury Trust Fund            85,223
                                                             -----------
                                                             $ 3,751,384
                                                             ===========

*Party-in-interest

 See accompanying independent auditors' report.

                                                            Schedule 2
                                                            ----------
                          THE LORAIN NATIONAL BANK
                        EMPLOYEE STOCK OWNERSHIP PLAN

                              EIN: 34-0869480
                              Plan Number: 002


             Line 27(d) - Schedule of Reportable Transactions
                        Year ended December 31, 1998

Series transactions, when aggregated, involving an amount in excess of 5 percent of the current value of Plan assets:

   Column A               Column B          Column C   Column D   Column E
-------------------- --------------------- ---------- ---------- ---------
                                             Total      Total
                                            Dollar     Dollar
Identity of             Description         Value of    Value     Lease
Party Involved           of Assets         Purchases  of Sales    Rental
-------------------- --------------------- ---------- ---------- ---------
* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        Common Stock,
                        7 purchases       $ 244,705         -         -

* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        Common Stock,
                          4 sales                -       54,708       -

* Lorain National Bank Treasury Trust Fund,
                         19 purchases       565,416         -         -

* Lorain National Bank Treasury Trust Fund,
                          24 sales               -       862,028      -

Line 27(d) - Schedule of Reportable Transactions Continued

Column A               Column B          Column F    Column G   Column H
---------------------- ----------------- ------------- --------  ---------
                                                                 Current
                                           Expense               Value of
                                          Incurred              Asset on
Identity of             Description          With      Cost of Transaction
Party Involved           of Assets       Transaction     Asset    Date
---------------------- ----------------- ------------- --------- ---------
* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        Common Stock,
                        7 purchases              -       244,705  244,705

* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        Common Stock,
                          4 sales                -        56,481   54,708

* Lorain National Bank Treasury Trust Fund,
                         19 purchases            -       565,416  565,416

* Lorain National Bank Treasury Trust Fund,
                         24 sales                -       862,028  862,028

                                                            Schedule 2
                                                            ----------
                          THE LORAIN NATIONAL BANK
                        EMPLOYEE STOCK OWNERSHIP PLAN

                              EIN: 34-0869480
                              Plan Number: 002

             Item 27(d) - Schedule of Reportable Transactions

                         Year ended December 31, 1998

Line 27(d) - Schedule of Reportable Transactions Continued

     Column A               Column B          Column I
---------------------- ---------------------- -------------
   Identity of             Description        Net Gain
   Party Involved           of Assets         or (Loss)
---------------------- ---------------------- -------------
* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        Common Stock,
                        7 purchases              -

* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        Common Stock,
                          4 sales             (1,773)

* Lorain National Bank Treasury Trust Fund,
                         19 purchases            -

* Lorain National Bank Treasury Trust Fund,
                           24 sales              -


* Party-in-interest

  See accompanying independent auditors' report.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



          THE LORAIN NATIONAL BANK EMPLOYEE STOCK OWNERSHIP PLAN
          ------------------------------------------------------
                              (Name of Plan)




Date: June 28, 1999           By: /s/ Gregory D. Friedman
      -------------               -----------------------
                                  Gregory D. Friedman
                                  Senior Vice President,
                                  Chief Operating Officer and
                                  Chief Financial Officer


                                  /s/ Mitchell J. Fallis
                                  ----------------------
                                  Mitchell J. Fallis
                                  Vice President and
                                  Chief Accounting Officer

                           The Lorain National Bank
                         Employee Stock Ownership Plan

                            Exhibit to Form 11 - K

               (for the fiscal year ended December 31, 1998)

                          S - K Reference Number (24)


                    Consent of Independent Accountants.

(LETTERHEAD)
(LOGO)
KPMG LLP
1500 National City Center
1900 East Ninth Street
Cleveland, OH 44114-3495

                       Consent of Independent Accountants
                       ----------------------------------

The Plan Administrator
LNB Bancorp, Inc.:

We consent to the incorporation by reference in the Registration Statement No. 33-65036 of LNB Bancorp, Inc. of our report dated April 29, 1999, relating to the statements of assets available for distribution to participants of The Lorain National Bank Employee Stock Ownership Plan as of December 31, 1998, and 1997, and the related statements of changes in assets available for distribution to participants for the years then ended, which report appears in Amendment No. 1 to the 1998 annual report on Form 10-K of LNB Bancorp, Inc.

/s/ KPMG LLP
Cleveland, Ohio
June 28, 1999

(LOGO)
Member Firm of
KPMG International